UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Advent Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2010

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of Advent Software, Inc., to be held on June 2, 2010.  Your Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Since Proposals 4 and 5 require approval by the affirmative vote of at least a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  To ensure that your vote is represented, vote TODAY by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Randall Cook

Vice President, General Counsel & Secretary

IMPORTANT NOTE:

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

April 30, 2010

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of Advent Software, Inc., to be held on June 2, 2010.  Your Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Since Proposals 4 and 5 require approval by the affirmative vote of at least a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  To ensure that your vote is represented, vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Randall Cook

Vice President, General Counsel & Secretary

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.